Exhibit 23.1


                       Consent Of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Isle of Capri Casinos, Inc. 2000 Long-Term
Stock Incentive Plan of our report dated June 15, 2000 (except for Note 20, as to which the date is July 26, 2000) with respect to the consolidated financial statements of Isle of Capri Casinos, Inc. included in its Annual Report
(Form 10-K/A) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

New Orleans, Louisiana
November 27, 2000